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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 9, 2003

                                   LEXENT INC.
               (Exact Name of Registrant as Specified in Charter)

   Delaware                        000-31105                      13-3990223
(State Or Other                  (Commission                    (IRS Employer
Jurisdiction Of                  File Number)                Identification No.)
Incorporation) .................................................................

                              Three New York Plaza
                            New York, New York 10004
                            ------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 981-0700


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Item 5. Other Events and Regulation FD Disclosure.

On September 9, 2003, Lexent Inc. (the "Company") issued a press release announcing that the Company, Hugh J. O'Kane, Jr., Kevin M. O'Kane and the plaintiffs named in the lawsuits consolidated under the caption In re Lexent Inc. Shareholders Litigation entered into and filed an Amended Stipulation of Settlement with the Court of Chancery of the State of Delaware. A copy of the Amended Stipulation of Settlement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and a copy of the Company's press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The settlement is conditioned upon, among other things, consummation of the proposed merger and approval of the settlement by the Court of Chancery of the State of Delaware. The Court has scheduled a hearing for October 15, 2003 for the purpose of determining the fairness, reasonableness and adequacy of the settlement, determining whether the settlement should be approved and hearing and determining any objections to the settlement.

Item 7. Financial Statements and Exhibits.

      (c)   Exhibits

      10.1 Amended Stipulation of Settlement, dated August 28, 2003, entered into by the Company, Hugh J. O'Kane, Jr., Kevin M. O'Kane and the plaintiffs named in the lawsuits consolidated under the caption In re Lexent Inc. Shareholders Litigation.

      99.1 Press Release of Lexent Inc., dated September 9, 2003, announcing that Lexent Inc. Hugh J. O'Kane, Jr., Kevin M. O'Kane and the plaintiffs named in the lawsuits consolidated under the caption In re Lexent Inc. Shareholders Litigation entered into and filed an Amended Stipulation of Settlement with the Court of Chancery of the State of Delaware.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LEXENT INC.

                                           By:  /s/ Noah Franzblau
                                                Noah Franzblau
                                                Secretary and General Counsel

Date: September 9, 2003


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